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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

     Date of Report (Date of the earliest event reported):  August 30, 1996


                             UNR INDUSTRIES, INC.
            (Exact name of registrant as specified in its charter)


   DELAWARE                   1-8009                      36-3060977
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(State or other             (Commission                (I.R.S. Employer
 jurisdiction                File Number)              Identification No.)
of incorporation)


   332 SOUTH MICHIGAN AVENUE,  CHICAGO, ILLINOIS           60604-4385
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(Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, include area code:           (312)341-1234



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ITEM 2.              DISPOSITION OF ASSETS.

     On January 26, 1996, the registrant announced that it would begin discussions with multiple parties regarding the sale of four of its five operating divisions, including its UNR Leavitt Division, a producer of mechanical and structural steel tubing. The registrant engaged J.P. Morgan Securities Inc. to act as its financial adviser and to provide other services, including assistance in identifying qualified purchasers, soliciting acquisition proposals and negotiating financial aspects of proposed acquisitions. As a result of this process, the registrant entered into a definitive Sale and Purchase Agreement on May 15, 1996, to sell substantially all the operating assets and business of its UNR Leavitt Division to Chase Brass Industries, Inc. for $95 million in cash, subject to certain closing adjustments. The sale of the UNR Leavitt Division was consummated on August 30, 1996. The terms of the acquisition, including the cash consideration paid, were determined through arm's-length negotiations. Net assets of the UNR Leavitt Division are classified as "Net assets of discontinued operations" in the registrant's financial statements.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  EXHIBITS.

          The exhibits to this report are listed in the Exhibit Index set forth below.

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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                UNR INDUSTRIES, INC.

September 11, 1996            By:  /s/ VICTOR E. GRIMM
                                 ----------------------------
                                 Victor E. Grimm
                                 Vice President and Secretary
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                              UNR INDUSTRIES, INC.

                                  Exhibit Index


Exhibit
Number                          Description of Exhibit

2.1 Sale and Purchase Agreement, dated May 15, 1996, among Chase Brass Industries, Inc., Leavitt Structural Tubing Co. and UNR Industries, Inc., together with Amendment No. 1 to Sale and Purchase Agreement, dated July 1, 1996 (INCORPORATED BY REFERENCE TO EXHIBIT 1 TO THE COMPANY'S CURRENT REPORT ON FORM 8-K FILED JULY 24, 1996).

2.2 Amendment No. 2 to Sale and Purchase Agreement, dated August 29, 1996, among Chase Brass Industries, Inc., Leavitt Tube Company, Inc., UNR Industries, Inc., and Leavitt Structural Tubing Co.